UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 6, 2015 (February 3, 2015)
Brown Shoe Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 3, 2015, the Board of Directors of Brown Shoe Company, Inc. (the “Company”), based on a recommendation of the Governance and Nominating Committee, elected Lori Greeley to fill the vacancy on the Board of Directors that resulted when the Bylaws were amended to change the number of directors from eleven to twelve (as described in Item 5.03 of this Form 8-K), with a term to expire at the Company’s 2015 annual meeting of stockholders or until her successor has been duly elected and qualified.

Ms. Greeley will be entitled to receive the same compensation for service as a director as is provided to other directors of the Company, as described under “Compensation of Non-Employee Directors – Fiscal 2013 Director Compensation” contained on page 12 of the Company’s Proxy Statement dated April 16, 2014 filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein, subject to any change in director compensation for the remainder of the fiscal year as might subsequently be approved by the Board of Directors.

Departure of Principal Officer

Russell C. Hammer, the Company’s Senior Vice President and Chief Financial Officer, will be terminating his employment with the Company as of February 13, 2015, and he will no longer be an officer of the Company as of that date.

Appointment of Principal Officer

On February 3, 2015, Kenneth H. Hannah was appointed as Senior Vice President and Chief Financial Officer for the Company effective February 16, 2015. Mr. Hannah is 46 years old and most recently served as Executive Vice President and Chief Financial Officer of JC Penney Company, Inc., a department store retailer, from May 2012 until March 2014. Previously, Mr. Hannah was Executive Vice President and President-Solar Energy of MEMC Electronic Materials, Inc. and had previously served as Executive Vice President and President-Solar Materials from 2009 to 2012 and Senior Vice President and Chief Financial Officer from 2006 to 2009. Mr. Hannah previously held key financial leadership positions at The Home Depot, Inc., The Boeing Company and General Electric Company.

Mr. Hannah will receive a base salary of $625,000. He will also be eligible to receive an annual cash incentive award with a target amount of 80% of his base salary, with the maximum possible award to be two times the target amount. This annual award will be linked to the achievement of financial objectives as measured by the earnings performance of the Company as compared to targeted levels, as well as his individual objectives. Mr. Hannah will receive a $250,000 sign-on bonus, which he will be required to repay fully if he quits or is terminated for cause within two years of beginning his employment.

The Compensation Committee of the Board of Directors approved a grant of 25,000 shares of restricted stock to Mr. Hannah, one-half of which will vest after four years and one-half of which will vest after five years. The Committee also approved a grant of 16,667 options to Mr. Hannah, of which 8,334 options will vest after 4 years and 8,333 options will vest after 5 years. In addition, it is expected that Mr. Hannah will participate in the Company’s long-term incentive plan for 2015-2017. All stock-based awards will be made pursuant to the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2011.

Mr. Hannah has entered into a severance agreement providing that if he is terminated by the Company without cause (or he terminates his employment within 90 days after the occurrence of good reason) prior to a change in control (as defined) or more than 24 months after a change in control, then he will be entitled to receive: a lump sum cash payment following termination equal to 200% of his base salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); a cash payment equal to his prorated bonus for the year of termination, payable based on performance level achieved during the performance period and at the same time as other participants receive such payments; coverage under our medical/dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 6 months of medical/dental coverage; immediate vesting of his restricted stock and outstanding stock options that would have vested over the two-year period following termination; and outplacement services. If, within 24 months after a change in control, Mr. Hannah’s employment is terminated without cause by the Company or, during that 24-month period, he terminates his employment within 90 days after the occurrence of good reason, he will be entitled to receive: a lump sum cash payment equal to 300% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); cash payment for the pro-rated targeted bonus for the year of termination; coverage under our medical/dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 18 months of medical/dental coverage; immediate vesting of all awards of restricted stock and outstanding stock options; and outplacement services. Regardless of the reason for termination, he will be required to comply with certain post-termination restrictions, including, but not limited to, not providing any executive level or consulting services to any competitor in the footwear industry or interfering with the Company’s customer relationships. Mr. Hannah’s Severance Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

As an employee and executive officer of the Company, Mr. Hannah may receive certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, additional executive disability insurance, executive physicals, financial and tax planning services, four weeks of vacation, educational assistance and eligibility for product discounts that are available to all employees. In addition, after completing one year of service, he will be eligible to participate in the Company’s 401(k) plan (under which the Company matches 75% of the participant’s first 2% of deferred compensation and 50% of the next 4% of deferred compensation) and the Company’s qualified retirement plan (under which benefits are fully funded by the Company and vest after five years of service).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2015, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to increase the number of directors from eleven to twelve, effective February 3, 2015.  The Bylaws, as amended and effective February 3, 2015, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: February 6, 2015	By: /s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, effective February 3, 2015
10.1	Severance Agreement, effective February 16, 2015, between the Company and Kenneth H. Hannah

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